CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Omega United, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shelley Clark and Kendall Clark, acting in the capacity as the Chief Executive Officer and Chief Financial Officer of the Company respectively, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Shelley Clark

Shelley Clark
Chief Executive Officer
November 8, 2006

/s/ Kendall Clark

Kendall Clark
Chief Financial Officer
November 8, 2006